                                 EXHIBIT 10.11

                                IMPORTANT NOTICE

         THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS A CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

                                   TERM NOTE


$1,500,000.00                                                   January 25, 1996
                                                                Washington, D.C.


         FOR VALUE RECEIVED, SARNIA CORPORATION, a Virginia corporation (the "Borrower"), promises to pay to the order of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Lender"), at 808 17th Street, N.W., Washington, D.C. 20006, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, setoff or counterclaim, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), together with interest as described below on the principal balance hereof from time to time outstanding, all in accordance with the following terms and provisions:

         1. INTEREST RATE. The unpaid principal balance of this Term Note (as the same may be amended, modified or supplemented from time to time, the "Note") outstanding from time to time shall bear interest at a per annum rate equal to the Prime Rate (as defined below) plus 1.00%. The term "Prime Rate" shall mean the rate of interest reported in The Wall Street Journal newspaper in its "Money Rates" column as the "Prime Rate," the higher or highest such rate, changing when and as such rate shall change. If The Wall Street Journal shall cease to publish the "Prime Rate," then "Prime Rate" shall mean that rate announced by the Lender from time to time as its prime rate of interest. The Prime Rate (determined by either method) is not necessarily the lowest rate of interest charged by the Lender on loans to its customers. The Borrower acknowledges that, with respect to all matters relevant hereto, a certificate signed by an officer of the Lender setting forth the Prime Rate in effect on any applicable date shall be binding and conclusive. Accrued interest shall be computed for actual days elapsed on the basis of a year of 365 or 366 days, as applicable.

         2. INTEREST PAYMENTS. Accrued interest shall be paid monthly in arrears on the first day of each calendar month, beginning on February 1, 1996, and on the Maturity Date (as defined below).

         3. PRINCIPAL PAYMENTS. The principal sum of this Note shall be paid in monthly installments of $22,727.28 each, due on the first day of each calendar month, beginning on July 1, 1997, and continuing on the first day of each succeeding calendar month thereafter until January 1, 2003 (the "Maturity Date"). The entire unpaid principal balance hereof together with all accrued and unpaid interest shall be due and payable in full on the Maturity Date.

         4. PREPAYMENT. This Note may be prepaid in whole or in part at any time, without premium or penalty. Partial prepayments shall be applied to installments due hereunder in the inverse order of their maturities.

         5. APPLICATION OF PAYMENTS. Payments made hereunder shall be applied first to accrued late charges, next to accrued interest hereon and any remainder to the principal balance hereof.

         6. LOAN DOCUMENTS. The performance of the Borrower's obligations hereunder are guaranteed by Versar, Inc. and its subsidiaries (the "Guarantors") pursuant to the Guaranty Agreement of even date herewith (as





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the same may be amended, modified or supplemented from time to time, the
"Guaranty") from the Guarantors in favor of the Lender. This Note, the Guaranty and any other document executed or delivered by the Borrower in connection herewith shall be referred to herein as the "Loan Documents."

         7. REPRESENTATIONS AND WARRANTIES: The Borrower represents and warrants that:

                 (a) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified as a foreign corporation and in good standing under the laws of each others jurisdiction in which such qualification is required. The Borrower has no subsidiaries.

                 (b) Execution and Delivery. The Borrower has the corporate power, and has taken all the necessary corporate actions, to execute and deliver and perform its obligations under this Note, and this Note is a binding obligation of the Borrower, enforceable in accordance with its terms.

                 (c) Corporate Power. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being conducted.

                 (d) Financial Statements. All financial statements and information delivered to the Lender by the Borrower (including, without limitation, the Borrower's balance sheet and income statement for the period of nine months ended on September 30, 1995), were prepared in accordance with generally accepted accounting principles, are correct and complete and present fairly the financial condition, and reflect all known liabilities, contingent or otherwise, of the Borrower as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower has occurred.

                 (e) Taxes. All tax returns and reports of the Borrower and its predecessors required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and its predecessors and upon any of their properties, assets, income or franchises, that are due and payable have been paid.

                 (f) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Borrower or that may result in any material liability on the part of the Borrower, or that questions the validity of this Note or any action taken or to be taken in connection with this Note.

                 (g) No Breach. The execution and delivery of this Note, and compliance with the provisions of this Note, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Borrower, any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.

                 (h) No Defaults. The Borrower is not in default with respect to any debt, direct or indirect.

                 (i) Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").





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                 (j)      Approvals.  No authorizations, approvals or consents
of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of this Note by the Borrower.

                 (k) Title to Assets. The Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Note.

                 (l) Use of Proceeds. The proceeds of the loan evidenced hereby shall be used only for the purpose of refinancing existing debt of the Borrower. No proceeds of such loan shall be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         8. COVENANTS. In consideration of credit extended or to be extended by the Lender, the Borrower covenants and agrees as follows:

                 (a) Financial Information. The Borrower shall deliver to the Lender, (1) within 90 days after the close of each of its fiscal year, audited financial statements prepared in accordance with generally accepted accounting principles, including a balance sheet and statements of income, stockholders' equity and cash flow, prepared by an independent certified public accountant acceptable to the Lender, who shall render an unqualified opinion with respect to such financial statements; (2) within 45 days after the conclusion of each quarter of each fiscal year of the Borrower, financial statements of the Borrower, including a balance sheet and income statement, prepared in accordance with generally accepted accounting principles and certified to be accurate by the president, treasurer or chief financial officer of the Borrower, and (3) from time to time, such other financial data and information regarding the Borrower as the Lender reasonably may request.

                 (b) Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the time they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith and with respect to which adequate reserves as determined in good faith by the Borrower have been established and are being maintained.

                 (c) Compliance with Laws. The Borrower shall comply with all applicable laws and regulations, including, without limitation, ERISA.

                 (d) Maintain Existence. The Borrower shall maintain its corporate existence in good standing, maintain and keep its properties in good condition, comply at all times with the provisions of all leases to which it is a party and maintain adequate insurance for all of its property with financially sound and reputable insurers. The Borrower shall remain in the same line of business as it is in on the date of this Note and shall not enter into any new lines of business without the prior written consent of the Lender.

                 (e) Notices. As soon as it has actual knowledge, the Borrower shall notify the Lender of (1) the institution or threat of any material litigation or administrative proceeding of any nature involving the Borrower, and (2) the occurrence of an Event of Default under this Note, or any event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                 (f) Books and Records. The Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 6850 Versar Center, Springfield, Virginia. The Borrower shall not remove such books of account and records without giving the Lender at least 30 days' prior written notice. The Borrower, upon reasonable notice from the Lender, shall permit the Lender, or any officer, employee or agent designated by the Lender, to examine the books of account and records maintained by the Borrower, and agrees that the Lender or such officer, employee or agent may audit and verify





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the books and records.  All accounting records and financial reports furnished to the Lender pursuant to this Note shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied.

                 (g) Liens. Without the prior written consent of the Lender, the Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor under a conditional sale contract or the lessor under a capitalized lease (collectively, the "Liens") of any kind or nature in or upon any of its assets except:

                          (1)     Liens created or deposits made that are
incidental to the conduct of the business of the Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by the Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business;

                          (2)     Liens securing indebtedness to the Lender;
and

                          (3)     Liens on existing real estate assets that
secure indebtedness not exceeding a principal sum of $9,000,000 in the aggregate at any time outstanding.

                 (h) Debt. Without the prior written consent of the Lender, the Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (1) trade debt incurred in the ordinary course of business, (2) indebtedness to the Lender, and (3) other indebtedness not exceeding a principal sum of $9,000,000 in the aggregate at any time outstanding.

                 (i) Contingent Liabilities. Without the prior written consent of the Lender, the Borrower shall not guarantee, endorse, become contingently liable upon or assume the obligation of any person or entity, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                 (j) Sale of Assets. Without the prior written consent of the Lender, the Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (1) leases in the ordinary course of business of real estate owned by the Borrower, and (2) the disposition of assets that are not longer needed or useful in the Borrower's business.

                 (k) Mergers and Acquisitions. Without the prior written consent of the Lender, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person or entity.

                 (l) Loans and Advances. Without the prior written consent of the Lender, the Borrower shall not make any loan or advance to any affiliate, shareholder, director, officer or employee of the Borrower, or any other person or entity, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arm's-length transaction.

                 (m) Dividends. Without the prior written consent of the Lender, the Borrower shall not (1) declare or pay any dividends or make any other payments on its capital stock or (2) issue, redeem, repurchase or retire any of its capital stock, or make any distribution to its stockholders, provided that, as long as the Borrower is not in default hereunder, the Borrower may pay dividends at an annual rate of $2.625 per share to the holders of its Series A Preferred Stock outstanding on the date hereof.





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                 (n)      Subsidiaries and Joint Ventures.  Without the prior
written consent of the Lender, the Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If the Lender grants its consent to the formation or acquisition of a subsidiary by the Borrower, the Borrower shall cause each such subsidiary to perform and observe all of the covenants contained in this Note.

         9. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:

                 (a) Failure to Pay. If the Borrower fails to make when due any installment or other payment owing to the Lender under the terms of this Note and such failure shall continue for a period of ten days after written notice of such failure has been given to the Borrower by the Lender (which may be a computer- generated late payment notice);

                 (b) Failure to Give Notices. If the Borrower fails to give the Lender any notice required by Paragraph 8(e) of this Note within ten days after it has actual knowledge of the event giving rise to the obligation to give such notice;

                 (c) Failure to Permit Inspections. If the Borrower refuses to permit the Lender to inspect the Borrower's books and records in accordance with the provisions of Paragraph 8(f) of this Note;

                 (d) Failure to Observe Other Covenants. If the Borrower fails to perform or observe any other term, covenant, warranty or agreement contained in this Note and such failure shall continue for a period of 30 days after written notice of such failure has been given to the Borrower;

                 (e) Defaults under Guaranty. If an event of default shall occur under the Guaranty shall not be cured within any applicable grace period;

                 (f) Breach of Representation. Discovery that any representation or warranty made or deemed made by the borrower in this Note or in any statement or representation made in any certificate, report or opinion delivered pursuant to this Note or in connection with any borrowing under this Note was materially untrue when made or deemed made, or is breached in any material respect;

                 (g) Voluntary Bankruptcy. If the Borrower or a Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or a Guarantor or any substantial part of the property of the Borrower or a Guarantor, or commences any proceeding relating to the Borrower or a Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Note is executed;

                 (h) Involuntary Bankruptcy. If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower or a Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within 60 days, after the appointment, without the consent or acquiescence of the Borrower or a Guarantor, of any trustee, receiver or liquidator of the borrower or a Guarantor or all or any substantial part of the properties of the Borrower or a Guarantor, the appointment shall not have been vacated;

                 (i) Cross Default. If, as a result of default, any present or future obligations of the Borrower or a Guarantor to the Lender or any other creditor are declared to be due and payable prior to the expressed majority of such obligations, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction;





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                 (j)      Material Adverse Change.  A material adverse change
occurs in the financial or business condition of the Borrower or any Guarantor;

                 (k) Judgment. If a judgment, attachment, garnishment or other process in excess of $50,000 is entered against the Borrower or any Guarantor and is not vacated or bonded within 30 days after entry;

                 (l) Change in Control. If any person or entity or two or more persons or entities acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) directly or indirectly of the more than 25% of the outstanding voting stock of the Borrower;

                 (m) Dissolution. The dissolution, liquidation or termination of existence of the Borrower or a Guarantor; or

                 (n) Termination of Guaranty. If a Guarantor gives written notice to the Lender purporting to terminate the obligations of such Guarantor under the Guaranty.

         10. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default hereunder, the entire principal balance hereof, all accrued interest thereon and all other amounts payable hereunder shall become immediately due and payable at the option of the Lender. Any delay by the Lender in exercising or any failure of the Lender to exercise the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder's option, by written acknowledgement to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default, interest shall accrue on all amounts due hereunder at a rate of 2.0% per annum above the rate or rates of interest then payable hereunder.

         11. LATE CHARGE. The Borrower shall pay to the Lender a late charge equal to 5% of any amount due hereunder that is not received by the Lender within ten days after the date on which such amount is due.

         12. WAIVER; EXTENSIONS. Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Lender after the maturity thereof.

         13. CONFESSION OF JUDGMENT. Upon the occurrence of an Event of Default hereunder, the Borrower does hereby duly constitute and appoint Robert
C. Roane, C. Christopher Giragosian, Linda Lemmon Najjoum, or Bradley R. Duncan, or any of them, as the true and lawful attorney-in-fact for the Borrower in its name, place and stead, to confess judgment against the borrower, in favor of the Lender in the amount of the unpaid principal balance of this Note together with any accrued and unpaid interest and late charges and reasonable attorneys' fees and costs, to consent to jurisdiction and to acknowledge service of process necessary in such a confession, in the Circuit Court of Fairfax County, Virginia, or in the United States District Court for the Eastern District of Virginia, Alexandria Division, hereby ratifying and confirming the acts of said attorney-in-fact as if done by the Borrower. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but the power shall continue undiminished, and it may be exercised from time to time as often as the Lender shall elect, until such time as the Lender shall have received payment in full of all indebtedness of the Borrower to the Lender, together with all other costs and indebtedness of the Borrower under this Note.





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         14.     WAIVER OF JURY TRIAL.  THE LENDER AND THE BORROWER IRREVOCABLY
WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED IN THIS AND ANY RELATED DOCUMENTS, AND THE BORROWER FURTHER WAIVES ANY RIGHT TO FILE
ANY SUCH COUNTERCLAIM AS PART OF ANY ACTION OR PROCEEDING FILED OR MAINTAINED
BY THE LENDER TO COLLECT ANY INDEBTEDNESS OF ANY PARTY TO THE LENDER OR TO EXERCISE ANY RIGHTS OR REMEDIES AVAILABLE TO THE LENDER UNDER THE DOCUMENTS EVIDENCING OR SECURING SUCH INDEBTEDNESS, AT LAW, IN EQUITY OR OTHERWISE IN CONNECTION WITH OR RELATED TO SUCH INDEBTEDNESS.

         15. COLLECTION COSTS AND EXPENSES. The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or an Event of Default hereunder.

         16. NOTICES. All notices, requests, demands and other communications with respect hereto or any other Loan Document shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

                          If to the Lender,

                                  The Riggs National Bank of Washington, D.C.
                                  808 17th Street, N.W.
                                  Washington, D.C. 20006
                                  Attention:  Ms. Ana G. Tejblum

                          If to the Borrower,

                                  Sarnia Corporation
                                  6850 Versar Center
                                  Springfield, Virginia 22151
                                  Attention:  James C. Dobbs, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Paragraph 16.

         17. SEVERABILITY. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         18. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, however, that the Borrower may not assign or delegate its obligations hereunder without the prior written consent of the Lender.

         19. PAYMENTS. All payments due hereunder shall be made in immediately available funds.





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         20.     OFFSET.  If an Event of Default occurs hereunder and is not cured within any applicable grace period, then the Lender shall have the right to offset any amounts due hereunder against any deposit account now or hereafter maintained with the Lender by the Borrower.

         21. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                                        SARNIA CORPORATION,
                                        a Virginia corporation


                                        By:         /S/ C. I. Judkins, Jr.
                                           ----------------------------------
                                        Name:      C. I. Judkins, Jr.
                                             --------------------------------
                                        Title:      President
                                              -------------------------------